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                                                                   Exhibit 10.9

                                LEASE AGREEMENT
                                     (Net)
                            BASIC LEASE INFORMATION

Lease Date:         September 13, 1996

Lessor:             Aetna Life Insurance Company,
                    a Connecticut Corporation

Lessor's Address:   P.O. Box 19693, 30 Executive Park, Suite 100
                    Irvine, California 92713-9693

Lessee:             Advanced Corneal Systems, Inc.,
                    a California Corporation

Lessee's Address:   23046 Avenida de la Carlota, Suite 600
                    Laguna Hills, CA 92653

Premises:           Approximately 12,946 square feet as shown on Exhibit A

Premises Address:   15279 Alton Parkway, Suite 100
                    Irvine, CA 92618

                    Park: 213,585 square feet

Term: October 1, 1996 ("Commencement Date"), through September 30, 2001 ("Expiration Date")

Base Rent           Ten Thousand Six Hundred Sixteen Dollars and No Cents
 (Paragraph 3):     ($10,616.00) per month

Adjustments to      November 1, 1996 - December 31, 1996  $   -0-    per month
  Base Rent:        January 1, 1997 - September 30, 1997  $10,616.00 per month
                    October 1, 1997 - September 30, 1998  $11,041.00 per month
                    October 1, 1998 - September 30, 1999  $11,483.00 per month
                    October 1, 1999 - September 30, 2000  $11,942.00 per month
                    October 1, 2000 - September 30, 2001  $12,420.00 per month

Security Deposit    Fifty Thousand Dollars and No Cents ($50,000.00). See
  (Paragraph 4.A):  Paragraph 39

Cleaning Deposit    N/A
  (Paragraph 4.B):

*Lessee's Share of
Operating Expenses  6.06% of the Park
  (Paragraph 6.A):

*Lessee's Share of
Tax Expenses        6.06% of the Park
  (Paragraph 6.B):

*Lessee's Share of
Common Area Utility
Costs               6.06% of the Park
  (Paragraph 7):

*The amount of Lessee's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

Permitted Uses:     General offices and research and development laboratory for an ophthalmology company.


General Liability
Insurance Amount    Bodily injury limit of not less than $1,000,000.00 per
  (Paragraph 12):   occurrence;
                    Property damage limit of not less than $1,000,000.00 per occurrence;
                    Combined single limit of not less than $2,000,000.00.

Unreserved Parking
Spaces:             Forty-four (44) nonexclusive and undesignated spaces

Broker              Lee & Associates, 15615 Alton Parkway, Suite 150,
  (Paragraph 38):   Irvine, CA 92718

Exhibits:           Exhibit A - Premises, Building, Lot and/or Park
                    Exhibit B - Tenant Improvements
                    Exhibit C - Rules and Regulations
                    Exhibit D - Sign Criteria
                    Exhibit E - Hazardous Materials Disclosure Certificate
                    Exhibit F - Change of Commencement Date

Addenda:            Addendum I:

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                                  LEASE AGREEMENT

DATE: This Lease is made and entered into as of the Lease Date defined on Page 1. The Basic Lease information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1. PREMISES: Lessor hereby leases the Premises to Lessee upon the terms and conditions contained herein. Lessor hereby grants to Lessee a revocable license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Area of the Park, subject to the terms of this Lease.

2.   ADJUSTMENT OF COMMENCEMENT DATE: CONDITION OF THE PREMISES:

     A. If Lessor cannot deliver possession of the Premises on the Commencement Date, Lessor shall not be subject to any liability nor shall the validity of the Lease be affected; provided the Lease term and the obligation to pay Rent shall commence on the date possession is tendered and the termination date shall be extended by a period of time equal to the period computed from the Commencement Date to the date possession is tendered by Lessor to Lessee. In the event the commencement date of this Lease is other than the Commencement Date provided on Page 1, Lessor and Lessee shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual commencement date, termination date and the date on which Lessee is to commence paying Rent. In the event that Lessor permits Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be at Lessee's sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay Rent and the Security Deposit, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. In addition to the foregoing, Lessor shall have the right to impose such additional conditions on Lessee's early entry as Lessor shall deem appropriate. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises in a good, clean and completed condition and state of repair, in compliance with applicable laws, codes, regulations, administrative orders and ordinances, and subject to all matters of record. Lessee hereby acknowledges and agrees that neither Lessor nor Lessor's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Lessee's business, Lessee's intended use of the Premises or for any other purpose, and that neither Lessor nor Lessor's agents or representatives has agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease.

     B. Notwithstanding anything to the contrary in Paragraph 2.A above, in the event Lessor fails to deliver possession of the Premises to Lessee on or before April 1, 1997, then Lessee shall have the right as its sole remedy for such failure to terminate this Lease upon ten (10) days' notice to Lessor, which notice shall be given, if at all, on or before April 10, 1997.

3. RENT. On the date that Lessee executes this Lease, Lessee shall deliver to Lessor the original executed Lease, the Base Rent (which shall be applied against the Rent payable for the first month Lessee is required to pay Base
Rent), the Security Deposit, the Cleaning Deposit, and all insurance certificates evidencing the insurance required to be obtained by Lessee under Paragraph 12 of this Lease. Lessee agrees to pay Lessor, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent described on Page 1, payable in advance at Lessor's address shown on Page 1 on the first day of each month throughout the term of the Lease. In addition to the Base Rent set forth on Page 1, Lessee shall pay Lessor in advance and on the first (1st) day of each month throughout the term of this Lease, (including any extensions of such term), as additional rent Lessee's share, as set forth on Page 1, of Operating Expenses, Tax Expenses, Common Area Utility Costs, administrative expenses and Utility Expenses, as specified in Paragraphs 6.A., 6.B., 6.C. and 7 of this Lease, respectively. Additionally, Lessee shall pay to Lessor as additional rent hereunder, immediately on Lessor's demand therefor, any and all costs and expenses incurred by Lessor to enforce the provisions of this Lease, including, but not limited to, costs associated with any proposed assignment or subletting of all or any portion of the Premises by Lessee, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Lessor permits Lessee to occupy the Premises without requiring Lessee to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Lessee shall otherwise perform all other obligations of Lessee hereunder, including, but not limited to paying to Lessor any and all amounts considered additional rent, such as Lessee's share of Operating Expenses, Tax Expenses, Common Area Utility Costs, Utility Expenses, and administrative expenses. If, at any time, Lessee is in default of or otherwise breaches any term, condition or provision of this Lease, any such waiver by Lessor of Lessee's requirement to pay rental payments shall be null and void and Lessee shall immediately pay to Lessor all rental payments waived by Lessor. The Rent for any fractional part of a calender month at the


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commencement or termination of the Lease term shall be a prorated amount of the
Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

4.   SECURITY DEPOSIT AND CLEANING DEPOSIT:

     A. Security Deposit: Upon Lessee's execution of this Lease, Lessee shall deliver to Lessor, as a Security Deposit for the performance by Lessee of its obligations under this Lease, the amount described on Page 1. If Lessee is in default, Lessor may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Lessor for all damages sustained by Lessor resulting from Lessee's default, including, but not limited to the Enforcement Expenses. Lessee shall, immediately on demand, pay to Lessor a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held up to the amount initially deposited with Lessor. At anytime after Lessee has defaulted hereunder, Lessor may require an increase in the amount of the Security Deposit required hereunder for the then balance of the Lease term and Lessee shall, immediately on demand, pay to Lessor additional sums in the amount of such increase. As soon as practicable after the termination of this Lease, Lessor shall return the Security Deposit to Lessee, less such amounts as are reasonably necessary, as determined by Lessor, to remedy Lessee's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore the Premises exceeds the amount of the Security Deposit, Lessee shall promptly deliver to Lessor any and all of such excess sums as determined solely by Lessor. Lessor shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Lessee shall not be entitled to interest on the Security Deposit. In no event or circumstance shall Lessee have the right to any use of the Security Deposit and, specifically, Lessee may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

     B.  CLEANING DEPOSIT: Intentionally Omitted.

5.   CONDITION OF PREMISES:

     A. Lessee hereby accepts the Premises in its current "as is" condition unless otherwise specified in Exhibit B, attached hereto and incorporated herein by this reference. If so specified in Exhibit B hereto, Lessor or Lessee, as the case may be, shall install the improvements ("Tenant Improvements") on the Premises as described and in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B, attached and incorporated herein by this reference. Lessee acknowledges that neither Lessor nor any of Lessor's agents, representatives or employees has made any representations as to the suitability or fitness of the Premises for the conduct of Lessee's business or for any other purpose, and that neither Lessor nor any of Lessor's agents, representatives or employees has agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in Exhibit B to this Lease.

     B. Notwithstanding anything to the contrary contained in Section 5.A above, Lessor shall cause the HVAC, electrical and plumbing systems serving the Premises to be in good working order and the roof on the Premises to be in good condition on the Commencement Date. Lessee shall have a period of thirty (30) days after the Commencement Date to provide Lessor with written notice of any defects in the HVAC, electrical or plumbing systems or the roof. In the event Lessee fails to notify Lessor of any such defects within the aforesaid period, then Lessor shall be conclusively deemed to have satisfied its obligations under this Paragraph 5.B.

6.   EXPENSES:

     A. OPERATING EXPENSES: In addition to the Base Rent set forth in Paragraph 3, Lessee shall pay its share, which is defined on Page 1, of all Operating Expenses as additional rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Lessor in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to on Page 1. The amount of Lessee's share of Operating Expenses shall be reviewed from time to time by Lessor and shall be subject to modification by Lessor as reasonably determined by Lessor. These Operating Expenses may include, but are not limited to:
          (i) Lessor's cost of non-structural repairs to and maintenance of the roof and exterior walls of the Building;

          (ii) Lessor's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Area" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leased exclusively to other tenants. The Common Area includes, but is not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities;



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     (iii)  Lessor's annual cost of insurance insuring against fire and extended coverage (including, if Lessor elects, "all risk" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Area), and rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss;

     (iv) Lessor's cost of modifications to the Building, the Common Area and/or the Park occasioned by any rules, laws or regulations effective subsequent to the commencement of the Lease;

     (v) Lessor's cost of modifications to the Building, the Common Area and/or the Park occasioned by any rules, laws or regulations arising from Lessee's use of the Premises regardless of when such rules, laws or regulations became effective;

     (vi) If Lessor elects to so procure, Lessor's cost of preventative maintenance, repair and replacement contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, and trash or refuse collection;

     (vii) Lessor's cost of security and fire protection services for the Park, if in Lessor's sole discretion such services are provided;

     (viii) Lessor's establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment and supplies;

     (ix) Lessor's cost for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings; and

     (x) Lessor's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park.

     Notwithstanding anything to the contrary contained in this Section 6.A, the following items shall be specifically excluded from the definition of "Operating Expenses":

     (1) Costs occasioned by fire, acts of God or other casualties or by the exercise of the power of eminent domain;

     (2) Costs incurred by Lessor in remediating Hazardous Materials (as hereinafter defined) from the Premises or the Property;

     (3) Any excess costs, fines or penalties incurred because Lessor violated any governmental rule or authority, provided, however, that for purposes of this subparagraph (3), "excess costs" shall mean the excess costs resulting from such violation and shall exclude the ordinary costs which would have been incurred in complying with such governmental rule or authority absent such violation; and

     (4) Costs, including, without limitation, attorneys' fees, incurred by Lessor in connection with negotiations or disputes with other tenants of the Park.

     Nothing contained herein shall be deemed to restrict or limit the obligations and liabilities of Lessee under Sections 13, 27, 28 or 29 below or any other applicable provisions of this Lease.

     B. TAX EXPENSES: In addition to the Base Rent set forth in Paragraph 3, Lessee shall pay its share, which is defined on Page 1, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Lessee's personal property. The amount of Lessee's share of Tax Expenses shall be reviewed from time to time by Lessor and shall be subject to modification by Lessor as reasonably determined by Lessor. Lessee shall also pay any increase in real property taxes attributable, in Lessor's reasonable discretion, to any and all alterations, Tenant Improvements or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Lessee. The term "Tax Expenses" includes, but is not limited to, any form of tax and assessment (general, special, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Lessor in the Premises, Lot or Park, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Premises or the occupancy of Lessee or any other

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tax, fee, or excise, however described (excluding inheritance or estate taxes), including any value added tax, or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property tax.

     C. PAYMENT OF EXPENSES AND ADMINISTRATIVE EXPENSES: Lessor shall estimate the Operating Expenses and Tax Expenses which shall be paid by Lessee for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Lessee to Lessor, as additional rent, on the first (1st) day of each month and throughout the remaining months of such calendar year. Thereafter, Lessor may estimate such expenses as of the beginning of each calendar year and Lessee shall pay one-twelfth (1/12th) of such estimated amount as additional rent hereunder on the first day of each month during such calendar year and for each ensuing calendar year throughout the term of this Lease (including any extensions of the term). Not later than March 31 of each of the following calendar years, or as soon thereafter as reasonably possible, including the calendar year after the calendar year in which this Lease terminates or the term expires, Lessor shall endeavor to furnish Lessee with a true and correct accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Lessor's delivery of such accounting, Lessee shall pay to Lessor the amount of any underpayment. Notwithstanding the foregoing, failure by Lessor to give such accounting by such date shall not constitute a waiver by Lessor of its right to collect any of Lessee's underpayment at anytime. Lessor shall credit the amount of any overpayment by Lessee toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Lessee. Lessee, at its sole cost and expense through any certified public accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Lessor's reasonable business hours and not more frequently than once during any calendar year. Lessee's obligations to pay its share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

     If the term of the Lease expires prior to the annual reconciliation of expenses, if any, Lessor shall have the right to reasonably estimate Lessee's share of such expenses, and if Lessor determines that an underpayment is due, Lessee hereby agrees that Lessor shall be entitled to deduct such underpayment from Lessee's Security Deposit. If Lessor reasonably determines that an overpayment has been made by Lessee, Lessor shall refund said overpayment together with the return of Lessee's Security Deposit. Notwithstanding the foregoing, failure of Lessor to accurately estimate Lessee's share of such expenses shall not constitute a waiver of Lessor's right to collect any of Lessee's underpayment at anytime.

     In addition to the Base Rent set forth in Paragraph 3 hereof, Lessee shall pay Lessor, without prior notice or demand, on the first (1st) day of each month throughout the term of this Lease (including any extensions of such term), as compensation to Lessor for accounting and management services rendered on behalf of the Park, an amount equal to ten percent (10%) of the aggregate of Lessee's share of (i) the total Operating Expenses and Tax Expenses as described in Paragraphs 6.A. and 6.B. above, respectively, and (ii) all Common Area Utility Costs for the Park as described in Paragraph 7. Lessee's obligations to pay its share of such administrative expenses shall survive the expiration or earlier termination of this Lease.

7. UTILITIES: Lessee shall pay the cost of all water, sewer use and connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Lessee. Lessee shall also pay its share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated. For any such utility fees or use charges that are not billed or metered separately to Lessee, Lessee shall pay to Lessor, as additional rent, without prior notice or demand, on the first (1st) day of each month throughout the term of this Lease the amount which is attributable to Lessee's use of the Premises as reasonably estimated and determined by Lessor based upon factors such as size of the Premises and intensity of use of such utilities by Lessee such that Lessee shall pay the portion of such charges reasonably consistent with Lessee's use of such utilities ("Utility Expenses"). If Lessee disputes any such estimate or determination, then Lessee shall either pay the estimated amount or cause the Premises to be separately metered at Lessee's sole expense. In addition, Lessee shall pay Lessor its share, which is described on Page 1, as additional rent, of any Common Area utility costs, fees, charges or expenses ("Common Area Utility Costs") within fifteen (15) days after receiving a bill from Lessor. The amount of Lessee's share of Common Area Utility Costs shall be reviewed from time to time by Lessor and shall be subject to modification by Lessor as reasonably determined by Lessor. Lessee acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Lessee acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Lessor, Lessee, the Premises, the Building or the Park, and Lessee shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Lessee by reason of any such rationing or restrictions. Lessee further agrees to pay and discharge, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied,


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assessed or imposed upon the Premises, or Lessee's use and occupancy thereof, or as a result directly or indirectly of any such rationing or restrictions.

8. LATE CHARGES: Lessee acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's share of Operating Expenses, Tax Expenses, Common Area Utility Costs, Utility Expenses or other sums due hereunder, will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Lessee is not received by Lessor within five (5) days after notice (the "Late Rent Notice") from Lessor of such delinquency, Lessee shall promptly pay to Lessor all of the following, as applicable: (a) an additional sum equal to five percent (5%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Lessee, and (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds; provided, however, that Lessor shall only be required to provide Lessee with one (1) Late Rent Notice during any twelve (12) month period and, after the giving of such Late Rent Notice, the aforesaid charges shall be due and payable by Lessee if any subsequent installment of Rent or other sum during such twelve (12) month period is not received by Lessor within five (5) days after the date such Rent or other sum is due. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge or other charges shall not constitute a waiver by Lessor of Lessee's default with respect to the delinquent amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor for any other breach of Lessee under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Lessor, at Lessor's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9. USE OF PREMISES: The Premises are to be used solely for the uses stated on Page 1 and for no other uses or purposes without Lessor's prior written consent. The use of the Premises by Lessee and its agents, invitees and employees shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), and (b) any and all declarations of covenants, conditions and restrictions ("CC&Rs") and any supplement thereto which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof.

     Lessee shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Lessor, other tenants or occupants of the Building, other buildings in the Park, or other persons or businesses in the Park, or injure or annoy other tenants or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, as determined by Lessor, in its sole discretion, for the benefit, quiet enjoyment and use by Lessor and all other tenants or occupants of the Building or other buildings in the Park; nor shall Lessee cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Area, including, but not limited to, any offensive odors, fumes or vibrations. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Lessee shall not store, nor permit any other person or entity to store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises. Lessee shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Lessee shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside Park; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except in refuse dumpsters or in any enclosed trash areas provided. Lessee shall honor the terms of all recorded CC&Rs relating to the Premises, the Building, the Lot and/or the Park. Lessee shall honor the rules and regulations set forth in Exhibit C, attached to and made a part of this Lease, and any other reasonable rules and regulations of Lessor now or hereafter enacted relating to parking and the operation of the Building and the Park. If Lessee fails to comply with such Laws, CC&Rs, rules and regulations or the provisions of this Lease, Lessor shall have the right to collect from Lessee a reasonable sum as a penalty, in addition to all rights and remedies of Lessor hereunder including, but not limited to, the payment by Lessee to Lessor of all Enforcement Expenses and Lessor's

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costs and expenses, if any, to cure any of such failures of Lessee, if Lessor, at its sole option, elects to undertake such cure.

10. ALTERATIONS AND ADDITIONS:

     A. Lessee shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided, however, that Lessee shall have the right to make non-structural and non-mechanical alterations costing not more than $1,500.00 on an individual basis or for a series of related alterations (collectively, "Permitted Alterations"). If any alteration or addition is expressly consented to by Lessor, or if Lessee desires to make any Permitted Alterations, Lessee shall deliver at least twenty (20) days prior notice to Lessor, from the date Lessee intends to commence construction, sufficient to enable Lessor to post a Notice of Non-Responsibility. In all events, Lessee shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Lessor. All alterations and additions shall be installed by a licensed contractor approved by Lessor, at Lessee's sole expense in compliance with all applicable Laws, CC&Rs, and Lessor's rules and regulations. Lessee shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee. As a condition to Lessor's consent to the installation of any fixtures or improvements, Lessor may require Lessee to post and obtain a completion and indemnity bond for up to one hundred twenty-five percent (125%) of the cost of the work. In the event Lessee requests Lessor's consent to an alteration, Lessee shall have the right to request Lessor's advice whether or not such proposed alteration shall be required to be removed at the expiration or termination of this Lease. If Lessee fails to obtain such advice in writing, then Lessor shall have the right, at the expiration or termination of this Lease, to require Lessee to remove such alteration (and to repair any damage caused by such removal) or to surrender such alteration to Lessor with the Premises. Upon termination of this Lease, Lessee shall remove all signs, fixtures, furniture and furnishings and, subject to the immediately preceding sentence, if requested by Lessor, remove any improvements made by Lessee and repair any damage caused by the installation or removal of such signs, fixtures, furniture, furnishings and improvements and leave the Premises in as good condition as they were in at the time of the commencement of this Lease, excepting for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Lessee or Lessee otherwise performing all of its obligations under this Lease. All additions, alterations or improvements, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Lessee and not otherwise removed by Lessee upon the expiration or sooner termination of this Lease in accordance with the terms hereof, together with all property that has become an integral part of the Premises, shall become the property of Lessor upon such expiration or termination and shall not be deemed trade fixtures.

     B. Notwithstanding anything to the contrary contained in Paragraph 10.A above or any other provision of this Lease, Lessor may, by notice to Lessee given not later than sixty (60) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Lessee to either surrender to Lessor with the Premises the laboratory space to be constructed by Lessee in the Premises, as shown on Exhibit A-1 hereto (the "Labs"), without compensation to Lessee, or to remove the Labs and to repair any damage caused by such removal at Lessee's sole cost and expense. In the event Lessor requires Lessee to surrender the Labs to Lessor with the Premises, Lessee shall have the right to remove its laboratory equipment, benches and cabinets, provided, however, that Lessee shall repair any damage to the Premises caused by such removal; and, provided further, that in no event shall Lessee have the right to remove any sinks (unless specifically required to do so by Lessor).

11.  REPAIRS AND MAINTENANCE:

     A.   MAINTENANCE BY LESSEE.   Throughout the Term, Lessee shall, at its
sole expense, (1) keep and maintain in good order and condition the Premises, and repair and replace every part thereof, including glass, windows, interior doors, interior door frames and interior door closers, interior lighting (including, without limitation, light bulbs and ballasts), Lessee's signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors (excepting only those portions of the Building or the Park to be maintained by Lessor, as provided in Paragraph 11.B below), (2) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (3) keep and maintain in good order and condition, repair and replace all of Lessee's security systems in or about or serving the Premises. Lessee shall not do nor shall Lessee allow Lessee's Agents (as hereinafter defined) to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

     B. MAINTENANCE BY LESSOR. Subject to the provisions of Paragraphs 11.A, 27 and 28, and further subject to Lessee's obligation under Paragraph 6 to reimburse Lessor for Lessee's share of the cost and expense of the following items, Lessor agrees to repair and maintain the following items: the roof coverings (provided that Lessee installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Lessee shall pay all costs resulting from the presence of such additional equipment); window frames, window casements, skylights, exterior doors, exterior door frames and exterior door closers; the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Park or any part thereof; the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas; and the roll-up doors, ramps and dock equipment including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises. Subject to the provisions of Paragraphs 11.A, 27 and 28, Lessor, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, the load bearing walls, and the exterior walls (excluding any glass therein) of the Building. Notwithstanding anything in this Paragraph 11.B to the contrary, Lessor shall have the right to either repair or to require Lessee to repair any damage to any portion of the Premises, the Building and/or the Park caused by or created due to any act, omission, negligence or willful misconduct of Lessee or Lessee's Agents and to restore the Premises, the Building and/or the Park, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Lessor elects to perform such repair and restoration work, Lessee shall reimburse Lessor upon demand for all costs and expenses incurred by Lessor in connection therewith. Lessor's obligation hereunder to repair and maintain is subject to the condition precedent that Lessor shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Lessee shall promptly report in writing to Lessor any defective condition known to it which Lessor is required to repair, and failure to so report such defects shall make Lessee responsible to Lessor for any liability incurred by Lessor by reason of such condition.

     C. LESSEE'S WAIVER OF RIGHTS. Lessee hereby expressly waives all rights to make repairs at the expense of Lessor or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

12. INSURANCE:

     A. COMMERCIAL GENERAL LIABILITY INSURANCE. Lessee shall, at Lessee's expense, secure and keep in force a "broad form" commercial general liability insurance and property damage policy covering the Premises, insuring Lessee, and naming Lessor and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than One Million Dollars ($1,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Lessee's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Lessor and Lessee against liability for property damage of at least One Million Dollars ($1,000,000.00). Lessor may from time to time require reasonable increases in any such limits if Lessor believes that additional coverage is necessary or prudent. The limit of any insurance shall not limit the liability of Lessee hereunder. No policy maintained by Lessee under this Paragraph 12.A shall contain a deductible greater than two thousand five hundred dollars($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Lessor, and loss payable clauses shall be subject to Lessor's approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Lessor may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A.XIII or better in Best's Key Rating Guide.

     B. PERSONAL PROPERTY INSURANCE. Lessee shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, "Lessee's Property") on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than two thousand five hundred dollars ($2,500.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Lessor shall have no interest in the insurance upon Lessee's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Lessee. Lessor will not carry insurance on Lessee's Property.

     C. WORKER'S COMPENSATION INSURANCE; EMPLOYER'S LIABILITY INSURANCE. Lessee shall, at Lessee's expense, maintain in full force and effect worker's compensation insurance with not less than the minimum limits required by law, and employer's liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

     D. EVIDENCE OF COVERAGE. Lessee shall deliver to Lessor certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Lessee hereunder at the time of execution of this Lease by Lessee. Lessee shall, at least ten (10) days prior to expiration of each policy, furnish Lessor with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Lessor and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Lessor).

13. LIMITATION OF LIABILITY AND INDEMNITY: Except for damage resulting from the gross negligence or willful misconduct of Lessor or its authorized representatives, Lessee agrees to protect, defend (with counsel acceptable to Lessor) and hold Lessor and Lessor's lender(s), partners, employees, representatives, legal representatives, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorney's fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Lessee's use of the Premises and/or the Park, or the conduct of Lessee's business, or from any activity, work or thing done, permitted or suffered by Lessee in or about the Premises, or in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Lessee, its agents or employees or third party persons. Lessee agrees that the obligations of Lessee herein shall survive the expiration or earlier termination of this Lease.

     Except for damage resulting from the gross negligence or willful misconduct of Lessor or its authorized representatives, or by the failure of Lessor to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure, Lessor shall not be liable to Lessee or any person(s) whomsoever who may at any time be using or occupying or visiting the Premises, the Building or the Park (collectively, "Lessee Parties") for any loss, liability, injury, death or damage to Lessee or the Lessee Parties or the property of Lessee or the Lessee Parties, for any injury to or loss of Lessee or the Lessee Parties' business or for any damage or injury to any person from any cause whatsoever, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Lessee shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Lessor may be liable hereunder. Lessor and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.

14.  ASSIGNMENT AND SUBLEASING:

     A. PROHIBITION: Lessee shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Lessee of all or any portion of the Premises without first obtaining the prior written consent of Lessor, which shall not be unreasonably withheld. If Lessee seeks to sublet or assign all or any portion of the Premises, Lessee shall deliver to Lessor at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Lessor may reasonably require; and (iii) a copy of the proposed sublease or assignment agreement and all agreement collateral thereto, which instrument shall include a provision whereby the assignee or sublessee assumes all of Lessee's obligations hereunder and agrees to be bound by the terms hereof. As additional rent hereunder, Lessee shall pay to Lessor a fee in the amount of five hundred dollars ($500) plus Lessee shall reimburse Lessor for actual legal or other expenses incurred by Lessor in connection with any request by Lessee for Lessor's consent to assignment or subletting. In the event the sublease (1) by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than fifty percent (50%) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases is greater than fifty percent (50%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Lessor shall have the right, to be exercised by giving written notice to Lessee, to recapture the space described in the sublease. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to terminate the entire term of this

Lease, in either case as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Lessee to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Lessee for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Lessee's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Lessee (which following assignment, shall be joint and several with the assignee), and Lessee shall not be released from performing any of the terms, covenants and conditions of this Lease. For purposes hereof, in the event Lessee is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Lessee (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Lessee shall be deemed to be an assignment within the meaning of this Paragraph 14 and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Lessee in this Lease, if any, shall not be assignable by Lessee unless expressly authorized in writing by Lessor.

     B. EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration actually paid under the sublease or assignment, after deducting reasonable, market-based leasing commissions actually paid by Lessee in connection with such sublease or assignment, either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Lessee shall pay the Lessor monthly, as additional rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration (after deducting the aforesaid leasing commissions) in excess of the Rent called for hereunder.

     C. WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Lessor to any assignee or sublessee, or failure by Lessor to take action against any assignee or sublessee, Lessee waives notice of any default of any assignee or sublessee and agrees that Lessor may, at its option, proceed against Lessee without having taken action against or joined such assignee or sublessee, except that Lessee shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

15. WAIVER OF SUBROGATION: Lessor and Lessee hereby mutually waive any claim against the other during the Term for any injury to person or loss or damage to any of their property located on or about the Premises or the Park that is caused by or results from perils covered by insurance carried by the respective parties or required to be carried by the respective parties under the terms of this Lease, to the extent of the proceeds of such insurance actually received with respect to such injury, loss or damage (or, with respect to insurance required to be carried under this Lease but not actually carried, the proceeds of such insurance which would have been received had the party required to carry such insurance actually maintained such coverage), whether or not due to the negligence of the other party or its agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

16. AD VALOREM TAXES: Prior to delinquency, Lessee shall pay all taxes and assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Lessee; and if requested by Lessor, Lessee shall promptly deliver to Lessor copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Lessee, Lessee shall pay the amount thereof as invoiced by Lessor.

17. SUBORDINATION: Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Lessor's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Lessor or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Lessee shall, notwithstanding any subordination and upon the request of such successor to Lessor, attorn to and become the Lessee of the successor in interest to Lessor, provided such successor in interest will not disturb Lessee's use, occupancy or quiet enjoyment of the Premises so long as Lessee is not in default of the terms and provisions of this Lease. The successor in interest to Lessor following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, except that such successor in interest shall be responsible for the performance of any unperformed repair or maintenance obligations under this Lease; (b) subject to any offsets or defenses which Lessee might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent; or (d) liable to Lessee for any Security Deposit not actually received by such successor in interest. Lessee covenants and agrees to execute (and acknowledge if required by Lessor, any lender or ground lessor) and deliver, within five (5) days of a demand or request by Lessor and in the form requested by Lessor, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Lessee's failure to timely execute and deliver such additional documents shall, at Lessor's option, constitute a material default hereunder. It is further agreed that Lessee shall be liable to Lessor, and shall indemnify Lessor from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Lessee to execute or deliver to Lessor any such additional documents. Lessee hereby irrevocably appoints Lessor as attorney-in-fact of Lessee, which appointment is coupled with an interest, to execute, deliver and record any such documents in the name and on behalf of Lessee.

18. RIGHT OF ENTRY: Lessee grants Lessor or its agents the right to enter the Premises upon twenty-four (24) hours prior notice (except in the event of an emergency, in which case no notice shall be required) for purposes of inspection, exhibition, posting of notices, repair or alteration. Lessee's representatives shall have the right to accompany Lessor on such inspections. At Lessor's option, Lessor shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Lessee's vaults and safes. It is further agreed that Lessor shall have the right to use any and all means Lessor deems necessary to enter the Premises in an emergency. Lessor shall also have the right to place "for rent" and/or "for sale" signs on the outside of the Premises. Lessee hereby waives any claim from damages or for any injury or inconvenience to or interference with Lessee's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the gross active negligent acts or willful misconduct of Lessor or its authorized representatives.

19. ESTOPPEL CERTIFICATE: Lessee shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Lessor, within ten (10) days after Lessor provides such to Lessee, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults as are claimed, and such other matters as Lessor may reasonably require. Any such statement may be conclusively relied upon by Lessor and any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that
(a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Lessee pays Rent quarterly in advance pursuant to Paragraph 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Lessee to so deliver such certified estoppel certificate shall be a default of the provisions of this Lease. Lessee shall be liable to Lessor, and shall indemnify Lessor from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Lessee to execute or deliver to Lessor any such certified estoppel certificate.

     Lessee hereby irrevocably appoints Lessor as attorney-in-fact of Lessee, which appointment is coupled with an interest, to act in Lessee's name, place and stead to execute and deliver such estoppel certificate on behalf of Lessee.

20. LESSEE'S DEFAULT: The occurrence of any one or more of the following events shall, at Lessor's option, constitute a default and breach of this Lease by
Lessee:

          (i) The abandonment of the Premises by Lessee for a period of ten (10) consecutive days;

          (ii) The failure by Lessee to make any payment of Rent or any other payment required hereunder on the date said payment is due;

          (iii) The failure in the performance of any of Lessee's covenants, agreements or obligations hereunder (except those failures specified as events of default in other Paragraphs of this Paragraph 20, which shall be governed by such other Paragraphs), which failure continues for fifteen (15) days after written notice thereof from Lessor to Lessee provided that, if Lessee has exercised reasonable diligence to cure such failure and such failure cannot be cured within such fifteen (15) day period despite reasonable diligence, Lessee shall not be in default under this subparagraph unless Lessee fails thereafter diligently and continuously to prosecute the cure to completion;

          (iv) The making of a general assignment by Lessee for the benefit of creditors, the filing of a voluntary petition by Lessee or the filing of an involuntary petition by any of Lessee's creditors seeking the rehabilitation, liquidation, or reorganization of Lessee under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Lessee's assets or this leasehold, Lessee's insolvency or inability to pay Lessee's debts or failure generally to pay Lessee's debts when due, any court entering a decree or order directing the winding up or liquidation of Lessee or of substantially all of Lessee's assets, Lessee taking any action toward the dissolution or winding up of Lessee's affairs, the cessation or suspension of Lessee's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets or this leasehold;

          (v) Lessee's use or storage of Hazardous Materials on the Premises other than as permitted by the provisions of Paragraph 29 below;

          (vi) The making of any material misrepresentation or omission by Lessee in any materials delivered by or on behalf of Lessee to Lessor pursuant to this Lease; or

          (vii) Lessee's default or other breach of any covenant, condition or provision of any lease agreement between Lessee or an affiliated entity of Lessee, as the tenant, and Lessor or an affiliated entity of Lessor, as landlord, with regard to any and all leased premises other than the Premises as described herein.

21. REMEDIES FOR LESSEE'S DEFAULT: In the event of Lessee's default or breach of the Lease, Lessor may terminate Lessee's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Lessor this Lease shall terminate on the date specified by Lessor in such notice and Lessee shall immediately surrender possession of the Premises to Lessor. In addition, the Lessor shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Lessee, Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Lessor pursuant to this Paragraph 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee. If Lessor relets the Premises or any portion thereof, (i) Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs, and (ii) the rent received by Lessor from such reletting shall be applied to the payment of, first, any indebtedness from Lessee to Lessor other than Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Lessor in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses due under this Lease. After deducting the payments referred to above, any sum remaining from the rental Lessor receives from reletting shall be held by Lessor and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. So long as this Lease is not terminated, Lessor shall have the right to remedy any default of Lessee, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Lessor's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

     If Lessee breaches this Lease and abandons the property before the end of the term, or if Lessee's right to possession is terminated by Lessor because of a breach or default of the Lease, then in either such case, Lessor may recover from Lessee all damages suffered by Lessor as a result of Lessee's failure to perform its obligations hereunder, including, but not limited to, the cost of any tenant improvements, and all costs Lessor incurs in reletting the Premises or any part thereof, including without limitation, brokerage or leasing commissions, expenses of cleaning, redecorating, and further improving the Premises and like costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease term exceeds the amount of such loss of Rent for the same period which Lessee proves could be reasonably avoided by Lessor and in such case, Lessor prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform its obligations hereunder; provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Lessor does not terminate Lessee's right of possession, and until such termination, Lessor shall have the remedy described in Section 1951.4 of the California Civil Code (Lessor may continue this Lease in effect after Lessee's breach and abandonment and recover Rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Lessee as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Lessee waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Lessee is evicted or Lessor takes possession of the Premises by reason of any default of Lessee hereunder.

     The foregoing rights and remedies of Lessor are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Lessor may have, and to any remedies Lessor may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Lessee defaults or otherwise breaches this Lease, any and all Base Rent waived by Lessor under Paragraph 3 above shall be immediately due and payable to Lessor and all options granted to Lessee hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Lessor.

     The waiver by Lessor of any default or breach of any provision of this Lease shall not be deemed or construed a waiver of any other breach or default by Lessee hereunder or of any subsequent breach or default of this Lease, except for the default specified in the waiver.

22. HOLDING OVER: If Lessee holds possession of the Premises after the expiration of the term of this Lease with Lessor's consent, Lessee shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 150% of the Base Rent due on the last month of the Lease term, payable in advance on or before the first day of each month. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Lessee shall continue in possession until such tenancy shall be terminated by either Lessor or Lessee giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Lessor's permission for Lessee to hold over. Acceptance of Base Rent by Lessor following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LESSOR'S DEFAULT: Lessor shall not be deemed in breach or default of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor hereunder. For purposes of this provision, a reasonable time shall in no event be more than thirty (30) days after receipt by Lessor of written notice specifying the nature of the obligation Lessor has not performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Lessor shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING: Lessee shall have a license to use the number of undersignated and nonexclusive parking spaces set forth on Page 1. Lessor shall exercise reasonable efforts to insure that such spaces are available to Lessee for its use, but Lessor shall not be required to enforce Lessee's right to use the same.

25. SALE OF PREMISES: In the event of any sale of the Premises by Lessor, Lessor shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder as of the date of such sale, provided that the purchaser at such sale has assumed and agreed in writing to carry out any and all covenants and obligations of Lessor hereunder. Lessee agrees to attorn to such new owner provided such new owner does not disturb Lessee's use, occupancy or quiet enjoyment of the Premises so long as Lessee is not in default of any of the provisions of this Lease.

26. WAIVER: No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver.

     The subsequent acceptance of Rent by Lessor after breach by Lessee of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Lessor from maintaining an unlawful detainer or other action based on such breach.

     No payment by Lessee or receipt by Lessor of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease.

27. CASUALTY DAMAGE:

     A. If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Lessor does not elect to terminate this Lease and provided insurance proceeds and any contributions from Lessee, if necessary, are available to fully repair the damage, Lessor shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Lessor shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Lessor shall not be required to rebuild, repair, or replace any part of Lessee's furniture, furnishings or fixtures and equipment removable by Lessee or any improvements, alterations or additions installed by or for the benefit of Lessee under the provisions of this Lease. Lessor shall not in any event be required to spend for such work an amount in excess of the insurance proceeds and any contributions from Lessee if necessary, actually received by Lessor as a result of the fire or other casualty. Lessor shall not be liable for any inconvenience or annoyance to Lessee, injury to the business of Lessee, loss of use of any part of the Premises by the Lessee or loss of Lessee's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or active or passive negligence or omissions of Lessee or any of Lessee's agents, employees, or invitees, the Rent shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within thirty (30) days after the date of notice to Lessee of any such event, whereupon all rights and obligations shall cease and terminate hereunder.

     B. Notwithstanding anything to the contrary contained in this Paragraph 27, if the premises are damaged by fire or other casualty and if the damage thereto is such that the Premises may not be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Lessee shall have the right to terminate this Lease by written notice to Lessor, which notice shall be given, if at all, within fifteen (15) days after Lessor informs Lessee of the expected duration of the period of repair or restoration. In the event Lessee elects to terminate this Lease under this Paragraph 27.B, this Lease shall be deemed to have terminated as of the date on which Lessee surrenders possession of the Premises to Lessor, except that if the damage to the Premises materially impairs Lessee's ability to continue is business operations in the Premises and if Lessee ceases its operations in the Premises as of the date of such damage, then this Lease shall be deemed to have terminated as of the date such damage occurred.

     C. Except as otherwise provided in this Paragraph 27, Lessee hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28. CONDEMNATION: If twenty-five percent (25%) or more of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Lessee or Lessor may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Lessee shall not because of such condemnation assert any claim against Lessor or the condemning authority for any compensation because of such condemnation, and Lessor shall be entitled to receive the entire amount of any award without deduction for any estate of interest or interest of Lessee. If a substantial portion of the Premises, Building or the Lot is so Condemned, Lessor at its option may terminate this Lease. If Lessor does not elect to terminate this Lease, Lessor shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Lessee, as reasonably determined by Lessor, for the Rent corresponding to the time during which, and to the part of the Premises of which, Lessee is deprived on account of such partial condemnation and restoration. Lessor shall not be required to spend funds for restoration in excess of the amount received by Lessor as compensation awarded.

29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS: As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated byphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment (collectively "Environmental Laws") or poses or threatens to pose a hazard to the health or safety of persons on the Leased Premises or any adjacent property.

     Lessee agrees that during its use and occupancy of the Leased Premises it will not permit Hazardous Materials to be present on or about the Leased Premises except in a manner and quantity necessary for the ordinary performance of Lessee's business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

     If Lessee's use of Hazardous Materials on or about the Leased Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Leased Premises or the property in which the Leased Premises are located, Lessee agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Lessor that are reasonably necessary to protect the value of the Leased Premises or the property in which the Leased Premises are located. Lessor shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Leased Premises or the property in which the Leased Premises are located. All costs and expenses paid or incurred by Lessor in the exercise of such right shall be payable by Lessee upon demand.

     Upon reasonable notice to Lessee, Lessor may inspect the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Lessor herein to perform inspections shall not create a duty on Lessor's part to inspect the Leased Premises, or liability on the part of Lessor for Lessee's use, storage or disposal of Hazardous Materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

     Lessee shall surrender the Leased Premises to Lessor upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Leased Premises by Lessee or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

     Lessee agrees to indemnify and hold harmless Lessor from and against any and all claims, losses (including, without limitation, loss in value of the Leased Premises or the property in which the Leased Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Lessor attributable to (i) any Hazardous Materials placed on or about the Leased Premises by Lessee or its agents, employees, contractors or invitees or (ii) Lessee's breach of any provision of this Section 29.

     Notwithstanding anything in this Paragraph 29 to the contrary, Lessee shall not be responsible for the clean up or remediation of, and shall not required to indemnify Lessor against, any costs or liabilities attributable to, Hazardous Materials placed on or about the Premises (i) prior to the Commencement Date by third parties not related to Lessee or its agents, employees, partners, shareholders, directors, invitees or independent contractors (collectively ("Agents"), or (ii) by Lessor at any time, except in either case to the extent that Lessee or its Agents have contributed to or exacerbated the presence of such Hazardous Materials.

     The provisions of this Section 29 shall survive the expiration or earlier termination of this Lease.

30. FINANCIAL STATEMENTS: Lessee, for the reliance of Lessor, any lender holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Lessor's request therefor, but not more often than once annually so long as Lessee is not in default of this Lease, shall deliver to Lessor the then current financial statements of Lessee (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Lessee at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Lessee shall provide Lessor with an unaudited financial statement and/or such other information, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), which reflects the financial condition of Lessee. If an audited financial statement has been prepared, and if Lessor so requests, Lessee shall deliver to Lessor an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with GAAP. Lessor shall keep Lessee's financial statements confidential, except that Lessor shall have the right to disclose such statements to Lessor's partners, actual and prospective lenders, actual and prospective purchasers, consultants and advisors, including accountants and attorneys, and otherwise as required by law or legal process. Any and all options granted to Lessee hereunder shall be subject to and conditioned upon Lessor's reasonable approval of Lessee's financial condition at the time of Lessee's exercise of any such option. Lessor shall not withhold such approval provided that (a) Lessee shall have had positive cash flow from operations for the twelve (12) month period prior to the exercise of such option, as shown on audited financial statements delivered to and approved by Lessor, or (b) Lessee provides Lessor with other evidence satisfactory to Lessor in Lessor's good faith discretion of Lessee's continuing financial viability and ability to perform its obligations under this Lease throughout the term or period covered by such option.

31.  GENERAL PROVISIONS:

     (i) TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

     (ii) SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     (iii) RECORDATION. Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of the Lessor.

     (iv) LESSOR'S PERSONAL LIABILITY. The liability of Lessor (which, for purposes of this Lease, shall include Lessor and the owner of the Building if other than Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the actual interest of Lessor and its present or future partners in the Premises or the Building and Lessee agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Lessor nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Lessor; it being intended that Lessor and the individual partners, directors, officers, shareholders, agents or employees of Lessor shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Lessor under this Lease is limited to its actual period of ownership of title to the Building, and Lessor shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder upon transfer of Lessor's interest in the Premises or the Building. Lessee agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

     (v) SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

     (vi) CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

     (vii) ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

     (viii) ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party that is not in writing and signed by all parties to this Lease shall be binding.

     (ix) WARRANTY OF AUTHORITY. Each person executing this agreement on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and
(2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

     (x) NOTICES. All notices and demands required or permitted to be sent to Lessor or Lessee shall be in writing and shall be sent by United States mail, certified and postage prepaid, or by personal delivery or by overnight courier, addressed to Lessor at 30 Executive Park, Suite 100, Irvine, California 92714, or to Lessee at the Premises, or to such other place as such party may designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail.

     (xi) JOINT AND SEVERAL. If Lessee consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

     (xii) WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

32. SIGNS: All signs and graphics of every kind visible in or from public view or corridors or the exterior of the Premises shall be subject to Lessor's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Lessor's Sign Criteria as set forth in Exhibit D hereto and made a part hereof. Lessee shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Lessee shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Lessor shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Lessee further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION: Upon any breach or default on the part of Lessor, Lessee will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Lessee with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be more than ninety
(90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such breach or default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Lessee agrees that each lender to whom this Lease has been assigned by Lessor is an express third party beneficiary hereof. Lessee shall not make any prepayment of Rent more than one
(1) month in advance without the prior written consent of each such lender, except if Lessee is required to make quarterly payments of Rent in advance pursuant to the provisions of Paragraph 8 above. Lessee waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Lessee agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Lessee shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Lessor.

34. QUITCLAIM: Upon any termination of this Lease, Lessee shall, at Lessor's request, execute, have acknowledged and deliver to Lessor a quitclaim deed of Lessee's interest in and to the Premises.

35. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Premises or any portion thereof, Lessor's lender shall request reasonable modification(s) to this Lease as a condition to such financing. Lessee shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Lessee's rights hereunder or the use, occupancy or quiet enjoyment of Lessee hereunder.

36. WARRANTIES OF LESSEE: Lessee hereby warrants and represents to Lessor, for the express benefit of Lessor, that Lessee has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Lessee has elected to enter into this Lease and hereby assumes all risks with respect thereto. Lessee hereby further warrants and represents to Lessor, for the express benefit of Lessor, that in entering into this Lease, Lessee has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Lessee, which is not expressly incorporated herein in writing, is hereby waived by Lessee.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT: Lessor and Lessee hereby agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act (the "ADA"), a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, and any amendments thereof. Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Lessee is responsible for conducting its own independent investigation of this matter. Except for the construction of any Tenant Improvements, for which Lessee shall be solely responsible for compliance with the ADA, if any barrier removal work or other work is required to the Building, the Common Area or the Park under Title III of the ADA, then such work shall be performed by Lessor; provided, if such work is required under the ADA as a result of Lessee's use of the Premises or any work or alteration made to the Premises by or on behalf of Lessee, then such work shall be performed by Lessor at the sole cost and expense of Lessee. Except as otherwise provided in this provision, Lessee shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA.

38. BROKERAGE COMMISSION: Lessee hereby represents and warrants to Lessor that Lessee's sole contact with Lessor or with the Premises in connection with this Lease has been directly with Lessor and the Broker (as set forth on Page 1), and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Lessee. Lessee shall indemnify, defend by counsel acceptable to Lessor, protect and hold Lessor harmless from and against any loss, liability, suit, judgment, cost or expense, including, but not limited to, experts' and attorneys' fees and costs, arising from or relating to any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease other than Broker, if any.

     IN WITNESS WHEREOF, this Lease is executed on the date and year first written above.

LESSOR:

AETNA LIFE INSURANCE COMPANY
A CONNECTICUT CORPORATION

By:  ALLEGIS REALTY INVESTORS, LLC
     ITS INVESTMENT ADVISOR

     By:  /s/ Cynthia Stevenin
          ---------------------------------
          Cynthia Stevenin, Vice President

     Date: 9/19/96
          ---------------------------------

LESSEE:

ADVANCED CORNEAL SYSTEMS, INC.,
A CALIFORNIA CORPORATION

By:    /s/ Robert K. Bruning
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Title: Chief Financial Officer
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Date:  9-13-96
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By:
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Title:
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Date:
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
ADVANCED CORNEAL PLAN

[FLOOR PLAN DRAWING]

SECOND FLOOR
9-11-96

ADVANCED CORNEAL PLAN

[FLOOR PLAN DRAWING]

SECOND FLOOR
9-11-96

EXHIBIT A
PREMISES DESCRIPTION

15279 Alton Parkway, Suite 100
Irvine, CA 92618
Approximately 12,946 Sq. Ft.

SITE PLAN

[SITE PLAN DRAWING]

                                   EXHIBIT B

                          TENANT IMPROVEMENT AGREEMENT

Lease Date for Reference Purposes:      September 13, 1996

Lessor:                                 Aetna Life Insurance Company,
                                        a Connecticut Corporation

Lessee:                                 Advanced Corneal Systems, Inc.,
                                        a California Corporation


     The terms, provisions and conditions of this Exhibit "B" are hereby incorporated into the Lease between the parties named above. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

Lessor hereby agrees that Lessee shall have the right to use its own contractor to perform certain improvements ("Lessee Improvements") in the Premises. Lessee herein agrees to assume all responsibility for supervising the Lessee Improvements and will indemnify and hold Lessor harmless with respect to any errors or omissions and negligent acts of the general contractor and its subcontractors. The Lessee Improvements shall be constructed in accordance with the space plan attached hereto as SCHEDULE 1 (the "Space Plan"), and working drawings approved by Landlord and the City of Irvine in writing. All Lessee Improvements shall be permitted, if required by the City of Irvine, and shall be constructed in accordance with the rules and regulations of all governing authorities having jurisdiction. Prior to the commencement of Lessee Improvements, Lessee shall provide Lessor a true and complete copy of the written construction contract, evidence of Contractor's Insurance in amounts and limits satisfactory to Lessor, a complete list of contractor's subcontractors including address, telephone and facsimile numbers and contact name, and a copy of any required building permit(s). Upon completion of the Lessee Improvements, Lessee shall deliver to Lessor complete as-built plans, unconditional lien waivers from all contractors, subcontractors and material suppliers, the original signed permit card from the City of Irvine, an original executed certificate of occupancy from the City of Irvine and any equipment warranties obtained by Lessee in connection with the construction and installation of the Lessee Improvements.


                                                        LESSOR'S INITIALS /s/CPS
                                                        LESSEE'S INITIALS /s/RKB

                                     EXHIBIT C

                              RULES AND REGULATIONS

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Project and its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for the same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or install new or additional locks or bolts, without Lessor's written prior consent.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the premises of the Project.

9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

11. No window coverings, shades or awnings shall be installed or used by Lessee, without Lessor's written prior consent.

12. No Lessee, employee or Invitee shall go upon the roof of the Building or make any penetrations of the roof without Lessor's written prior consent.

13. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

14. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

15. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

16. The Premises shall not be used for lodging, cooking or food preparation, except Lessee shall have the right to use a microwave oven.

17. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

18. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

19. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

20. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

                                   PARKING RULES

1. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

2. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4. The maintenance, washing, waxing or cleaning of vehicles in the Common Area is prohibited.

5. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

6. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.



                                                          LESSOR'S INITIALS: CPS
                                                          LESSEE'S INITIALS: RKB


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